Exhibit 10.6
GSC INVESTMENT CORP.
Notification of Fee Reimbursement
     NOTIFICATION, made as of March 21, 2007 by GSCP (NJ). L.P., a Delaware limited partnership (the “Adviser”), to GSC Investment Corp., a Maryland corporation (the “Company”).
     WITNESSETH:
     WHEREAS, the Adviser has entered into an investment management and advisory agreement with the Company dated March 21, 2007 to manage the portfolio of assets held by the Company;
     WHEREAS, the Adviser desires to reimburse expenses of the Company;
     WHEREAS, the Adviser understands and intends that the Company will rely on this Notification in preparing and filing with the Securities and Exchange Commission Amendment No. 8 to the Registration Statement on Form N-2 (Registration No. 333-138051), in printing of prospectuses for distribution to investors of the Company, in accruing the Company expenses for purposes of calculating net asset value and for other purposes, and expressly permits the Company to do so; and
     WHEREAS, shareholders of the Company will benefit from the ongoing reimbursements by incurring lower Company other operating expenses than they would absent such reimbursements.
     NOW, THEREFORE, the Adviser hereby notifies the Company to reimburse other operating expenses of the Company to the extent necessary to limit the total annual other operating expenses of the Company to 1.55% of the Company’s net assets attributable to common stock. There will be no recovery of these amounts in future periods. The relative amounts of the reimbursements of expenses by the Adviser will be determined by the Adviser in its discretion, so long as the total annual other operating expenses incurred by the Company does not exceed the amount stated above. This voluntary reimbursement shall be effective for the twelve month period following the date of this Notification and for each twelve month period thereafter unless otherwise agreed by the Adviser and the Company.
(signature page to follow)

     IN WITNESS WHEREOF, the Adviser has executed this Notification of Fee Reimbursement on the day and year first above written.

GSCP (NJ), L.P.

By: GSCP (NJ), Inc., as its General Partner

/s/ David L. Goret

Name:	David L. Goret
Title:	Senior Managing Director and Secretary

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